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                                                                    EXHIBIT 23.a


                                    KPMG LLP

                       Consent of Independent Accountants



To the Board of Directors of
Commercial Net Lease Realty, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Commercial Net Lease Realty, Inc. of our reports dated January 12, 2001, except as to Note 19 to the financial statements, which is as of January 16, 2001, relating to the consolidated balance sheets of Commercial Net Lease Realty, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedules, which reports appear in the December 31, 2000 annual report on Form 10-K of Commercial Net Lease Realty, Inc.


                                                             /s/ KPMG LLP

Orlando, Florida
July 6, 2001